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                                                                 Exhibit 99.B1.2


                                   CERTIFICATE

         The undersigned, Secretary of The Fairmont Fund, hereby certifies that the Amendment to the Agreement and Declaration of Trust of The Fairmont Fund has been duly adopted by the Trust pursuant to Section 7.3 of the Agreement and Declaration of Trust. The Agreement and Declaration of Trust was amended by the attached instrument in writing signed by the President of the Trust pursuant to the unanimous vote of the Trustees of the Trust at a meeting held on May 26, 1981.


                                         /s/
                                         ------------------------------------
                                             INDA M. WANGERIN, Secretary
                                             The Fairmont Fund

Date: June 1, 1981
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                                THE FAIRMONT FUND
                 AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST


         Section 4.2 (g) of the Agreement and Declaration of Trust of The Fairmont Fund is hereby amended to read as follows:

         (g) Redemption by Trust. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2 at any time if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares, or any Series thereof, of the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. In addition, the Board of Trustees, in its sole discretion, may require a Shareholder to redeem all of his Shares of any Series after sixty days' notice, if the value of all of his shares of that Series is less than the minimum amount established from time to time by the Board of Trustees.

                                         /s/ MORTON H. SACHS
                                         ------------------------------------
                                             MORTON H. SACHS, President

This instrument prepared by:

/s/ JOHN J. DAVIS, III              /s/ JAMES R. CUMMINS
-------------------------------     ----------------------------------
JOHN J. DAVIS, III                  JAMES R. CUMMINS
Attorney at Law                     Attorney at Law
Greenebaum, Treitz & Maggiolo       Brown, Cummins & Brown
25th Floor, 1st National Tower      Six East Fourth Street
Louisville, Kentucky  40202         Cincinnati, Ohio  45202

STATE OF KENTUCKY )
COUNTY OF JEFFERSON )

         Subscribed and sworn to before me by Morton H. Sachs this 1st day of June, 1981.

         My commission expires March 15, 1984
                               ---------------

                                    /s/ INDA M. WANGERIN
                                    ----------------------------
                                    INDA M. WANGERIN
                                    Notary Public